Exhibit 99.1

PROXY CARD

FOR THE ANNUAL MEETING OF HOLDERS OF SHARES OF BENEFICIAL INTEREST OF

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The signatory hereto hereby appoints Robert S. Hekemian, Jr. and John A. Aiello (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all of the shares of beneficial interest that the undersigned is entitled to vote (the “Shares”) at the annual meeting of holders of beneficial interest of First Real Estate Investment Trust of New Jersey (the “Trust”) to be held exclusively online at [__________] on May 6, 2021 at 7:00 p.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

The signatory hereto acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS LISTED BELOW AND ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED

AND FOR PROPOSALS 1, 2, 3, and 4.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

1)	The Reincorporation Proposal. To approve the reincorporation of FREIT as a Maryland corporation by the merger of FREIT into a newly formed wholly owned subsidiary incorporated in Maryland.

For ☐	Against ☐	Abstain ☐

2)	The Trustee Election Proposal. To elect David B. Hekemian, John A. Aiello, Esq. and Ronald J. Aslanian as trustees to serve on the Board of Trustees of the Trust for terms of three years each, or until their successors have been elected and qualify or, if earlier, the Trust has been dissolved and terminated:

David B. Hekemian	For ☐	Withhold ☐

John A. Aiello, Esq.	For ☐	Withhold ☐

Ronald J. Aslanian	For ☐	Withhold ☐

3)	The Auditor Appointment Proposal. To ratify the appointment by the Audit Committee of the Board of Trustees of the Trust of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2021.

For ☐	Against ☐	Abstain ☐

4)	The Adjournment Proposal. To approve the adjournment of the annual meeting, if necessary, to solicit additional votes to approve the Reincorporation Proposal.

For ☐	Against ☐	Abstain ☐

IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

Shareholder sign above

Co-holder (if any) sign above

Please be sure to sign and date this Proxy in the box below

Date:_________________, 2021